                        CONSENT OF INDEPENDENT AUDITORS             EXHIBIT 23.1



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Health Care
REIT, Inc. for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 12, 2001, with respect to the consolidated financial statements and schedules of Health Care REIT, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

Toledo, OH
April 26, 2001                                             /s/ Ernst & Young LLP